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                                                                    EXHIBIT 4.1

                                   [SPECIMEN]


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                                December 1, 1994

Incorporated Under the Laws                             of the State of Colorado

       PB-                                                              *


                                FTM MEDIA, INC.

                         Authorized: 15,000,000 Shares

12,500,000 Shares Common Stock                 2,500,000 Shares Preferred Stock
    $.04 Par Value Each                              $.04 Par Value Each
                                               800,000 Shares Series A Preferred
                                                     Stock $.04 Par Value
                                            400,000 Shares Series B Convertible
                                              Preferred Stock $.04 Par Value

This Certifies that  * * * * * * * * * *

is the registered holder of  * * * * * * * * *  Shares of the Common Stock of

                                FTM MEDIA, INC.

HEREINAFTER DESIGNATED "THE CORPORATION", TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

     This certificate and the shares represented thereby shall be held subject to all of the provisions of the Articles of Incorporation and the Bylaws of said Corporation, a copy of each of which is on file at the office of the Corporation.

     Any shareholder may obtain from the principal office of the Corporation, upon written request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof; and a copy of the designations, preferences, limitations and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the Board of Directors to determine variations for future classes or series, and the Bylaws.

The address of the principal office of the Corporation is 6991 East Camelback Road, Suite D-103, Scottsdale, Arizona 85251.

   WITNESS THE SIGNATURES OF THE DULY AUTHORIZED OFFICERS OF THE CORPORATION.

   DATED:                 , 1999


_________________________     [CORPORATE SEAL]       _________________________
Scott Manson, Secretary                              Ron Conquest, President



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